SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series II
Fidelity Colchester Street Trust
Fidelity Court Street Trust
Fidelity Court Street Trust II
Fidelity Money Market Trust

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

I M P O R T A N T

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect your fund(s). This information describes each proposal and asks for your vote on these important issues.

Many Fidelity funds are mailing proxy materials at the same time. Please vote all proxies you receive. Your vote is important, no matter how large or small your holdings may be.

Until we receive a sufficient number of votes, the Special Meeting of Shareholders scheduled for April 16, 2008 cannot be held. If you do not plan to cast your vote at the meeting on April 16, 2008, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.
2. Vote by Internet
Please visit the web site indicated on the enclosed proxy card(s) and follow the on-line instructions.
3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone. The funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to provide the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198 (retail shareholders) or 1-877-208-0098 (institutional and Advisor class shareholders). We appreciate your immediate attention. Thank you.

Important information to help you understand and vote on the proposals

Please read the full text of the proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What am I being asked to vote on?

The Board of Trustees of the Fidelity funds, with the support of Fidelity Management & Research Co. (FMR), has decided to create a two-Board structure. In connection with this decision, you are being asked to elect a Board of Trustees to oversee the funds you own.

In addition, shareholders of funds in Fidelity Advisor Series II and Fidelity Court Street Trust are being asked to amend the Declaration of Trust for their funds and trusts to reduce the required quorum for future shareholder meetings.

What do you mean by a two-Board structure?

Historically, the Board of each Fidelity fund has consisted the same group of individual Trustees who serve as Trustees for all other Fidelity funds. In effect, the Fidelity funds have been overseen by a single Board of Trustees. The Trustees of the Fidelity funds - with the support of FMR - have made a decision to reorganize themselves into two separate groups and thereby create two Boards. One Board will oversee Fidelity 's equity and high income funds (214 funds with approximate assets of over $877 billion as of November 30, 2007), while the second Board will oversee Fidelity's investment-grade bond, money market, and asset allocation funds (156 funds with approximate assets of over $477 billion as of November 30, 2007).

Why did the Board decide to create a two-Board structure?

The decision was based on three specific factors:

  Fidelity's mutual fund business continues to diversify into new asset classes and product types. For example, over the past few years, Fidelity has expanded its product line of multi-asset class funds that invest in a variety of asset classes such as preferred stocks, REITs, inflation-protected securities, floating-rate securities, and commodities. In addition, lifecycle funds and other types of packaged solutions continue to grow in popularity. As greater numbers of individuals continue to save for, and transition into, retirement, the Trustees and FMR expect an increased demand for innovative products.
  As the securities marketplace has evolved, increasingly complex investment strategies are available to Fidelity's mutual funds. For example, the fixed income marketplace has significantly expanded with new types of securities including different types of futures, options, and swaps, and that trend is likely to continue.
  Given prevailing demographic and business trends, the Trustees expect that Fidelity's mutual fund business will continue to expand. In recent years, Fidelity has made efforts to position the firm as the most trusted provider of lifetime investment solutions in the U.S. At the same time, the amount of assets held by Americans over age sixty is projected to increase dramatically between now and 2012 as the Baby Boomer generation nears and enters retirement. The Trustees and FMR believe this provides a significant growth opportunity for Fidelity's business and for the mutual fund industry as a whole. Increased interest in principal preservation and income distribution is expected to drive asset growth in Fidelity's fixed income funds and asset allocation products, in particular.

What is involved in creating a two-Board structure?

Some existing Trustees and Advisory Board Members are proposed to serve on the Board overseeing the equity and high income funds, while the others are proposed to serve on the Board overseeing the fixed income and asset allocation funds. In some cases, the two Boards can be created by having an existing Trustee resign and the remaining Trustees fill the vacancy. In the majority of cases, however, the Investment Company Act of 1940 (1940 Act) requires that a shareholder meeting be held to elect Trustees.

When and how will the two-Board structure be implemented?

The two-Board structure will be implemented at the same time for all Fidelity funds. On August 1, 2008, or, if later, immediately after the last election is held for any Fidelity fund scheduled to elect Trustees in connection with implementing the two-Board structure, the following will occur: Current Trustees will remain on the Boards to which they have been elected or appointed and resign from the Boards on which they will no longer serve. Former Advisory Board Members that have been elected or appointed as Trustees will join the Boards on which they will serve going forward. The size of the Board that will oversee the equity and high income funds will be fixed at 10 Trustees, and the size of the Board that will oversee the fixed income and asset allocation funds will be fixed at eight Trustees.

What is the affiliation of the Board and Fidelity?

Currently, there are two "interested" Trustees and nine "Independent" Trustees. Under the two-Board structure, it is expected that there initially will be 2 interested Trustees on each Board, 8 Independent Trustees on the equity and high income Board, and 6 Independent Trustees on the fixed income and asset allocation Board. Trustees are determined to be "interested" by virtue of, among other things, their affiliation with the funds, trusts, or various other entities under common control with FMR. Interested Trustees are compensated by FMR. Independent Trustees have no affiliation with FMR and are compensated by each individual fund. Each of the new Boards is expected to have 75 percent or more Independent Trustees.

Will the Trustees that currently oversee my funds change?

Trustees on both Boards will continue to be experienced executives who will meet throughout the year to oversee the funds' activities, review contractual arrangements with companies that provide services to the funds, and review fund performance. However, certain changes in Board membership are proposed, depending on which Board a Trustee expects to join.

The current Board consists of 11 Trustees: Dennis J. Dirks, Albert R. Gamper, George H. Heilmeier, James H. Keyes, Marie L. Knowles, Ned C. Lautenbach, Cornelia M. Small, William S. Stavropoulos, and Kenneth L. Wolfe are Independent Trustees, and Edward C. Johnson 3d and James C. Curvey are interested Trustees. Arthur E. Johnson (no relation to Edward C. Johnson 3d), Alan Lacy, Joseph Mauriello, David M. Thomas, and Michael E. Wiley currently serve on the Advisory Board. At the time that the two-Board structure is implemented, the size of the equity and high income funds' Board will be fixed at 10 Trustees and the size of the fixed income and asset allocation funds' Board will be fixed at eight Trustees.

Dennis J. Dirks, Alan Lacy, Ned C. Lautenbach, Joseph Mauriello, Cornelia M. Small, William S. Stavropoulos, David M. Thomas, Michael E. Wiley, James C. Curvey, and Edward C. Johnson 3d are proposed to serve on the Board overseeing the equity and high income funds. Albert R. Gamper, George H. Heilmeier, Arthur E. Johnson, James H. Keyes, Marie L. Knowles, Kenneth L. Wolfe, James C. Curvey, and Edward C. Johnson 3d are proposed to serve on the Board overseeing the fixed income and asset allocation funds. Biographical information for each nominee for the fixed income and asset allocation Board is included in the proxy statement.

The Trustees fully expect that the environment of strong governance of the funds and protection of the interests of fund shareholders will continue under the new structure.

Why are you proposing to reduce the required quorum for future shareholder meetings for certain funds and trusts?

Lowering the quorum requirement will facilitate holding shareholder meetings to approve important matters necessary for the conduct of the trusts' business. When not enough shareholders vote, a trust may be forced to adjourn meetings multiple times and incur the expense of additional shareholder solicitations and proxy solicitors in order to obtain the shareholder vote necessary to hold a meeting. The reduced quorum requirement is not prohibited by Massachusetts or federal law.

Although the lower quorum requirement will allow for the approval of some matters by shareholders constituting less than a majority of the outstanding shares, certain other proposals will still require a higher number of shares to be voted to meet the threshold required to approve the proposal. For example, the 1940 Act requires that certain items, such as management contracts and 12b-1 plans, be approved by a majority of a fund's outstanding voting securities. Under the 1940 Act, the vote of a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the voting securities present at a shareholder meeting or represented by proxy if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The reduced quorum requirement will not affect such matters.

What role does the Board play generally?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including consideration of policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund.

Are Board members paid?

Each Independent Trustee receives a fee for his or her service on the Board and participates in a deferred compensation plan. You can find the compensation table, which details fees that have been paid to the Trustees, in the proxy statement.

Has the funds' Board of Trustees approved the proposals?

Yes. The Board of Trustees has unanimously approved each of the proposals, and recommends that you vote to approve them.

Who is D.F. King & Co., Inc.?

D.F. King is a third party proxy vendor that Fidelity hires to call shareholders and record proxy votes. In order to hold a shareholder meeting, quorum must be reached - which, for Fidelity Advisor Series II and Fidelity Court Street Trust, currently is a majority of the shares entitled to vote in person or by proxy at the shareholder meeting, and for the other trusts currently is one-third of the shares entitled to vote in person or by proxy at the shareholder meeting. If quorum is not attained, the meeting must adjourn to a future date. Fidelity attempts to reach shareholders via multiple mailings to remind them to cast their vote. As the meeting approaches, phone calls may be made to clients who have not yet voted their shares so that the shareholder meeting does not have to be postponed.

Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to make a call to you to solicit your vote.

Who is paying for this proxy mailing and for the other solicitation costs associated with this shareholder meeting?

The expenses in connection with preparing this Proxy Statement and its enclosures and all solicitations will be paid by each fund and class, as applicable, provided the expenses do not exceed any existing expense caps. Expenses exceeding an expense cap will be paid by FMR.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of the fund on the record date. The record date is February 19, 2008.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may vote through the internet by visiting www.2voteproxy.com/proxy and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198 (for retail shareholders) or 1-877-208-0098 (for institutional and Advisor class shareholders).

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."

Front of Buckslip

Back of Buckslip

D.F. KING VERSION:

Buckslip to be sent to a shareholder that has consented to receive proxy solicitations electronically but in attempting to deliver an email failure occurred:

We were unable to notify you electronically of the availability of important Proxy Materials for a Fidelity fund maintained in your account. We attempted to send the notice to your e-mail address, as reflected on our records. That e-mail address appears to be invalid.

To correct your e-mail address, please visit http://www.investordelivery.com/proxy and follow the on-line instructions. To do this, you will need your Enrollment Number and PIN.

If you do not remember your Enrollment Number or PIN, please visit http://www.2voteproxy.com/proxy and follow the on-line instructions for enrolling for electronic delivery of Proxy Materials. To do this, you will need your Control Number from the enclosed proxy card.

Because we were unable to send the notice to you electronically, we are sending this notice and the related Proxy Materials (enclosed) to you in paper form. You will continue to receive Proxy Materials in paper form until you provide us with a valid e-mail address by one of the methods described above. You will start receiving electronic Proxy Materials again once you have provided us with a valid e-mail address.

Please read the enclosed Proxy Materials and vote your shares promptly. Your vote is extremely important, no matter how large or small your holdings may be.

Form of

Telephone Reminder Script

[Note to Representative: This script should be used for [insert name(s) of fund(s) that will be holding a meeting]. These fund(s) are scheduled to hold a shareholder meeting on [insert shareholder meeting date] [if meeting has been adjourned add: which has been adjourned to [insert date of rescheduled shareholder meeting]]. Participants that owned the fund(s) on [insert record date] are eligible to vote at this shareholder meeting.]

Scenario 1 - Proxy has been mailed to participants but we have not received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[`s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. Voting is easy. You can cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 2 - Proxy has been mailed to participants and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  There is a shareholder meeting scheduled for your fund(s) on [state date of shareholder meeting]. Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[`s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed due to lack of shareholder participation.

Scenario 3 - Scheduled shareholder meeting has been adjourned due to lack of participation and we have received approval for participants to cast their votes over the telephone with D.F. King & Co., Inc.

  I see that you have a balance in [state name(s) of fund(s) holding a shareholder meeting].

  Did you know that the fund[`s/s'] shareholder meeting originally scheduled for [state date of original meeting] has been postponed to [state date of new shareholder meeting] due to lack of shareholder participation? Have you received a copy of the proxy material for this meeting?

If shareholder answers "yes": That's great. Have you voted your proxy for the fund[`s/s'] shareholder meeting?

If shareholder answers "yes": Thank you very much for participating in this important initiative.

If shareholder answers "no": Your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation. We have made arrangements for a proxy tabulation firm to take your vote over the phone. Can I transfer your call to them now?

If shareholder answers "yes": Your call will be answered by a representative of D. F. King & Co., Inc., the proxy solicitation firm helping Fidelity with this initiative. (PSG representative transfers call to 1-800-848-3155)

If shareholder answers "no": Can I give you the toll-free number for D.F. King & Co., Inc., our proxy solicitor, that you can call at your convenience to cast your vote by phone?

If shareholder answers "yes": Thank you. The number is 1-800-848-3155.

If shareholder answers "no": That's fine. You can also cast your vote by completing the proxy card(s) enclosed in your proxy package and mailing it in the postage-paid envelope. You may also vote your shares by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card(s), enter the control number found on the card(s), and follow the recorded or online instructions.

If shareholder answers "no": Would you like me to send another copy of the material to you?

If participant answers "yes": I'd be happy to send another package to you. (Please go to PSG Online and click on "Reference Manual." You will find the Request form by clicking on "Proxy.")

If participant answers "no": That's fine. However, I'd like to remind you that your response is needed so that the meeting doesn't have to be postponed again due to lack of shareholder participation.

Form of

Internet Posting

Your Fund Needs Your Proxy Vote!

If you receive a proxy ballot for a mutual fund that you hold in your retirement account, please vote promptly.

You may have a fund in your [client: insert name of plan(s)] account that has requested your participation in a proxy vote. The fund must receive proxy votes from a majority of shareholders in order to hold a shareholder meeting. Without your vote, the meeting may have to be postponed, and you may continue to receive solicitations for your vote.

Please remember your vote is very important - whether you hold many shares or just a few. So if you receive a proxy request, please respond promptly.

Thank you.

Fidelity Investments Institutional Operations Company, Inc. 82 Devonshire St., Boston, MA 02109

387349